At Qorvo®		At the Financial Relations Board
Doug DeLieto	Mark Murphy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-8989	212-827-3772

FOR IMMEDIATE RELEASE
August 2, 2016
Qorvo® Reports Fiscal 2017 First Quarter Results

Greensboro, NC, August 2, 2016 --

Quarterly Highlights

▪	On a GAAP basis, revenue totaled $698.5 million, gross margin was 39.6%, operating income was $5.7 million, and loss per share was $0.04

▪	On a Non-GAAP basis, revenue was $697.6 million, gross margin was 48.2%, operating income was $167.6 million, and diluted EPS was $1.08

▪
Mobile Products supported multiple performance-tier and premium-tier smartphones with the industry’s most complete product portfolio, including highly integrated high-, mid-, and low-band solutions, envelope tracking PMICs, filters, switches, LNAs, and antenna control solutions

▪	Qorvo production released its next-generation BAW filter process, and Mobile Products expanded customer engagements with its ultra-high performance BAW-based quadplexers and hexaplexers

▪	Qorvo expanded its presence in the Internet of Things (IoT) with the acquisition of GreenPeak Technologies

▪	IDP continued to support the roll-out of next-generation wireless infrastructure with key 5G and massive MIMO design wins

▪	Qorvo completed its $500.0 million ASR, retiring an additional 400,000 shares, with $250 million remaining in the Company's share repurchase program

Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, today announced financial results for the Company's fiscal 2017 first quarter, ended July 2, 2016. On a GAAP basis, June quarterly revenue increased 4% year-over-year and 15% sequentially to $698.5 million. Gross margin was 39.6%, operating expenses were $270.7 million, operating income was $5.7 million, and net loss was $5.7 million, or a loss of $0.04 per share based on 127.5 million weighted average shares outstanding. Gross margin decreased sequentially on both a GAAP and non-GAAP basis, primarily due to a mix shift to lower margin products. Operating expenses increased sequentially on both a GAAP and non-GAAP basis, primarily due to higher R&D expenses, increased variable compensation expense, and the addition of GreenPeak Technologies. The higher R&D expense reflects increased investment in high-performance filter designers, SAW and BAW process engineers, and associated material costs for prototypes.

On a non-GAAP basis, gross margin was 48.2%, operating expenses were $168.6 million, operating income was $167.6 million, or 24.0% of sales, and net income was $143.1 million, or $1.08 per diluted share based on 132.6 million weighted average shares outstanding.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “Qorvo today is the number-one or number-two player in the majority of our growth markets, and we are investing to extend our leadership. We are building a technology moat to maintain leadership where we are number one, and where we are number two, we are investing to advance from a challenger to the leader.

“In the June quarter, Qorvo saw customer order activity accelerate as the quarter progressed, and the entire Qorvo Team ran hard to satisfy demand. In the September quarter, we continue to see strong demand in support of this year's most popular devices, and we're rapidly expanding our capabilities to develop new highly integrated solutions for large customer opportunities launching in 2017 and 2018."

Financial Outlook

Qorvo currently believes the demand environment in its end markets supports the following non-GAAP expectations for the September 2016 quarter:

▪Quarterly revenue in the range of $820 million to $850 million

▪Gross margin of approximately 47%

▪A tax rate of approximately 10%

▪Diluted EPS of approximately $1.35 to $1.45

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo's respective June 2016, March 2016, and June 2015 quarters. See the more detailed financial information for Qorvo, including reconciliation of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
		(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended July 2, 2016	For the quarter ended April 2, 2016	Change vs. Q4 FY 2016
Revenue	$698.5	$608.1	$90.5
Gross profit	$276.5	$254.2	$22.3
Gross margin	39.6%	41.8%	-2.2	ppt
Operating expenses	$270.7	$245.7	$25.0
Operating income	$5.7	$8.5	$(2.8)
Net loss	$(5.7)	$(24.2)	$18.5
Weighted average diluted shares	127.5	132.7	(5.2)
Diluted EPS	$(0.04)	$(0.18)	$0.14

	SELECTED NON-GAAP RESULTS[1]
		(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended July 2, 2016	For the quarter ended April 2, 2016	Change vs. Q4 FY 2016
Revenue	$697.6	$607.1	$90.5
Gross profit	$336.2	$303.5	$32.7
Gross margin	48.2%	50.0%	-1.8	ppt
Operating expenses	$168.6	$142.9	$25.7
Operating income	$167.6	$160.6	$7.0
Net income	$143.1	$142.6	$0.5
Weighted average diluted shares	132.6	137.5	(4.9)
Diluted EPS	$1.08	$1.04	$0.04

	SELECTED GAAP RESULTS
		(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended July 2, 2016	For the quarter ended June 27, 2015	Change vs. Q1 FY 2016
Revenue	$698.5	$673.6	$24.9
Gross profit	$276.5	$279.5	$(3.0)
Gross margin	39.6%	41.5%	-1.9	ppt
Operating expenses	$270.7	$280.8	$(10.1)
Operating income (loss)	$5.7	$(1.3)	$7.0
Net (loss) income	$(5.7)	$2.0	$(7.7)
Weighted average diluted shares	127.5	154.5	(27.0)
Diluted EPS	$(0.04)	$0.01	$(0.05)

	SELECTED NON-GAAP RESULTS[1]
		(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended July 2, 2016	For the quarter ended June 27, 2015	Change vs. Q1 FY 2016
Revenue	$697.6	$672.7	$24.9
Gross profit	$336.2	$346.5	$(10.3)
Gross margin	48.2%	51.5%	-3.3	ppt
Operating expenses	$168.6	$158.7	$9.9
Operating income	$167.6	$187.8	$(20.2)
Net income	$143.1	$168.5	$(25.4)
Weighted average diluted shares	132.6	154.5	(21.9)
Diluted EPS	$1.08	$1.09	$(0.01)
1Excludes stock-based compensation, amortization of intangibles, acquisition and integration related costs, intellectual property rights (IPR) litigation costs, acquired inventory step-up and revaluation, non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization, start-up costs, restructuring and disposal costs, (gain) loss on assets, (gain) loss on investment, and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP revenue, (ii) non-GAAP gross profit and gross margin, (iii) non-GAAP operating income and operating margin, (iv) non-GAAP net income, (v) non-GAAP net income per diluted share, (vi) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vii) free cash flow, (viii), EBITDA, (ix) return on invested capital (ROIC), and (x) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures" tables, attached, and the "Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP revenue. Non-GAAP revenue excludes non-cash deferred royalty revenue. We believe that the exclusion of this non-cash adjustment to revenue provides management and investors a more effective means of evaluating our historical and projected performance.

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude stock-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, non-cash deferred royalty revenue, non-cash prepaid royalty amortization, adjustments for restructuring and disposal costs, and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to non-cash deferred royalty revenue, non-cash prepaid royalty amortization, restructuring and disposal costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, restructuring and disposal costs, acquisition and integration related costs, intellectual property rights (IPR) litigation costs, loss (gain) on assets, start-up costs and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquired inventory step-up and revaluation, restructuring and disposal costs, acquisition and integration related costs, IPR litigation costs, loss (gain) on assets, start-up costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, restructuring and disposal costs, acquisition and integration related costs, IPR litigation costs, loss (gain) on assets, start-up costs, certain non-cash expenses, gain (loss) on investment and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of net operating loss and research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, tax deductible stock-based compensation expense in excess of GAAP stock-based compensation expense, and non-cash expense (benefit) related to uncertain tax positions. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets, IPR litigation costs and certain non-cash expenses. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that IPR litigation costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Our earnings release contains forward-looking non-GAAP revenue, gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. GAAP revenue is expected to reconcile within $1.0 million of the quarterly forecasted non-GAAP revenue. We are unable to provide a reconciliation of the remaining forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because due to variability and difficulty in making accurate projections for items such as stock-based compensation, integration related costs, restructuring charges and the provision for income taxes, we are unable to quantify certain amounts that would be required to be included in the GAAP measures without unreasonable effort. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted earnings per share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as an analytical tool compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share, diluted earnings per share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. EST today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 719-457-0820 and using passcode 6824990. The playback will be available through the close of business August 8, 2016.

About Qorvo
Qorvo (NASDAQ:QRVO) makes a better world possible by providing innovative RF solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers' most complex technical challenges.  Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications.  We also leverage our unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. Qorvo's business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage platform providers and customer relationships, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our shareholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, additional claims of infringement on our intellectual property portfolio, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability, and the impact of stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QRVO-F

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	July 2, 2016	June 27, 2015
Revenue	$698,537	$673,641

Costs and expenses:
Cost of goods sold	422,062	394,124
Research and development	117,137	117,210
Marketing and selling	109,036	109,645
General and administrative	34,559	36,083
Other operating expense	10,002	17,914
Total costs and expenses	692,796	674,976

Income (loss) from operations	5,741	(1,335)
Interest expense	(15,187)	(548)
Other (expense) income, net	(222)	4,511

(Loss) income before income taxes	$(9,668)	$2,628
Income tax benefit (expense)	3,993	(592)

Net (loss) income	$(5,675)	$2,036

Net (loss) income per share, diluted	$(0.04)	$0.01

Weighted average outstanding diluted shares	127,541	154,461

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	July 2, 2016	April 2, 2016	June 27, 2015

GAAP operating income (loss)	$5,741	$8,477	$(1,335)
Stock-based compensation expense	30,594	25,308	48,170
Amortization of intangible assets	119,345	114,817	123,202
Acquired inventory step-up and revaluation	1,199	—	—
Restructuring and disposal costs	414	104	1,427
IPR litigation costs	156	528	148
Acquisition and integration related costs	6,760	5,545	10,415
Start-up costs	2,076	3,069	3,710
Other expenses (including loss (gain) on assets and other non-cash expenses)	1,343	2,719	2,078
Non-GAAP operating income	$167,628	$160,567	$187,815

GAAP net (loss) income	$(5,675)	$(24,202)	$2,036
Stock-based compensation expense	30,594	25,308	48,170
Amortization of intangible assets	119,345	114,817	123,202
Acquired inventory step-up and revaluation	1,199	—	—
Restructuring and disposal costs	414	104	1,427
IPR litigation costs	156	528	148
Acquisition and integration related costs	6,760	5,545	10,415
Start-up costs	2,076	3,069	3,710
Other expenses (including loss (gain) on assets and other non-cash expenses )	1,343	2,719	2,114
Loss (gain) on investment	456	(2,629)	(4,025)
Adjustment of income taxes	(13,545)	17,381	(18,708)

Non-GAAP net income	$143,123	$142,640	$168,489

GAAP weighted average outstanding diluted shares	127,541	132,713	154,461
Diluted stock-based awards	5,053	4,769	—
Non-GAAP weighted average outstanding diluted shares	132,594	137,482	154,461

Non-GAAP net income per share, diluted	$1.08	$1.04	$1.09

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	July 2, 2016		April 2, 2016		June 27, 2015
GAAP gross profit/margin	$276,475	39.6%	$254,200	41.8%	$279,517	41.5%
Adjustment for intangible amortization	47,094	6.7%	42,997	7.1%	51,265	7.6%
Acquired inventory step-up and revaluation	1,199	0.2%	—	—%	—	—%
Adjustment for stock-based compensation	10,758	1.5%	6,211	1.0%	15,272	2.3%
Other non-cash expenses	682	0.1%	94	—%	415	—%
Non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization ($970)	—	0.1%	—	0.1%	—	0.1%
Non-GAAP gross profit/margin	$336,208	48.2%	$303,502	50.0%	$346,469	51.5%

Three Months Ended
Non-GAAP Operating Income	July 2, 2016
(as a percentage of sales)

GAAP operating income	0.8%
Stock-based compensation expense	4.4%
Amortization of intangible assets	17.1%
Restructuring and disposal costs	—%
Acquired inventory step-up and revaluation	0.2%
IPR litigation costs	—%
Acquisition and integration related costs	1.0%
Start-up costs	0.3%
Other expenses (including loss (gain) on assets and other non-cash expenses)	0.2%
Non-GAAP operating income	24.0%

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	July 2, 2016	April 2, 2016	June 27, 2015
GAAP research and development expense	$117,137	$107,268	$117,210
Less:
Stock-based compensation expense	6,343	10,747	12,069
Other non-cash expenses	219	239	476
Non-GAAP research and development expense	$110,575	$96,282	$104,665

	Three Months Ended
	July 2, 2016	April 2, 2016	June 27, 2015
GAAP marketing and selling expense	$109,036	$103,007	$109,645
Less:
Stock-based compensation expense	2,772	4,111	5,374
Amortization of intangible assets	72,251	71,820	71,937
Other non-cash expenses	44	34	280
Non-GAAP marketing and selling expense	$33,969	$27,042	$32,054

	Three Months Ended
	July 2, 2016	April 2, 2016	June 27, 2015
GAAP general and administrative expense	$34,559	$24,076	$36,083
Less:
Stock-based compensation expense	10,322	3,869	13,933
Other non-cash expenses	45	68	67
IPR litigation costs	156	528	148
Non-GAAP general and administrative expense	$24,036	$19,611	$21,935

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 2, 2016	April 2, 2016
ASSETS
Current assets:
Cash and cash equivalents	$433,034	$425,881
Short-term investments	13,873	186,808
Accounts receivable, net	400,679	316,356
Inventories	455,771	427,551
Other current assets	182,063	152,614
Total current assets	1,485,420	1,509,210

Property and equipment, net	1,160,953	1,046,888
Goodwill	2,174,639	2,135,697
Intangible assets, net	1,775,937	1,812,515
Long-term investments	26,000	26,050
Other non-current assets	65,038	66,459
Total assets	$6,687,987	$6,596,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$405,987	$343,253
Other current liabilities	14,346	30,548
Total current liabilities	420,333	373,801

Long-term debt	988,372	988,130
Deferred tax liabilities	163,644	152,160
Other long-term liabilities	82,062	83,056
Total liabilities	1,654,411	1,597,147

Stockholders’ equity	5,033,576	4,999,672

Total liabilities and stockholders’ equity	$6,687,987	$6,596,819